Exhibit 99.1

       MGI PHARMA Reports Third Quarter 2006 Financial Results

     Third Quarter Highlighted By 43% Quarter-Over-Quarter Revenue
                       Increase & Profitability;

       Aloxi Sales Through Third Quarter Totaled $201.1 Million;

           Strong U.S. Commercial Launch of Dacogen Underway


    MINNEAPOLIS--(BUSINESS WIRE)--Oct. 18, 2006--MGI PHARMA, INC. (NASDAQ:MOGN), a biopharmaceutical company focused in oncology and acute care, today reported total revenue for third quarter 2006 of $97.0 million. U.S. GAAP net income for the third quarter of 2006 was $1.7 million, or $0.02 per diluted share. Pro forma net income for the third quarter of 2006 was $4.8 million, or $0.06 per diluted share, as is described below under "Reconciliation of GAAP to Pro Forma Net Income."

    "We are extremely pleased with the positive reception Dacogen has received from clinicians," said Lonnie Moulder, President and Chief Executive Officer of MGI PHARMA. "On the pipeline front, we reported compelling top line data from the first of two pivotal phase 3 trials of Aquavan in which the primary endpoint was achieved, and we remain on track to submit the Aquavan New Drug Application in the first half of 2007. The revenue from our three marketed products allows us to fund our oncology and acute care clinical development programs and provides a foundation for creating long-term, sustainable growth."

    Third Quarter Results

    Total revenues for the third quarter of 2006 were $97.0 million, a 43% increase compared to $67.9 million in the third quarter of 2005. Net product sales increased 44% to $95.5 million in the third quarter of 2006 from $66.4 million in the third quarter of 2005, driven primarily by higher sales of Aloxi(R) (palonosetron hydrochloride) Injection, the commercial launch of Dacogen(TM) (decitabine) for Injection, and the inclusion of sales of Gliadel(R) Wafer (polifeprosan 20 with carmustine implant) following the 2005 acquisition of Guilford Pharmaceuticals Inc. During the third quarter of 2006, U.S. sales of Aloxi increased 11% to $70.4 million of 2006, compared to $63.6 million in the third quarter of 2005 and totaled $201.1 million for the first nine months. In its first full quarter of commercial availability, sales of Dacogen totaled $11.9 million. Sales of Gliadel totaled $9.5 million for the third quarter of 2006 compared to $9.4 million for the third quarter of 2005, a period prior to the acquisition of Guilford.

    Total costs and expenses increased to $94.4 million in the third quarter of 2006 compared to $54.9 million in the third quarter of 2005. Selling, general and administrative expenses increased to $38.4 million in the third quarter of 2006 compared to $16.7 million in the same period in 2005, primarily due to investment in the Aloxi brand, the deployment of an acute care field organization, and higher administrative costs. Research and development expenses in the third quarter of 2006 were $21.2 million, compared to $14.8 million in the third quarter of 2005. The year-over-year increase in R&D expenses was primarily due to pivotal program expenses for Aquavan(R) (fospropofol disodium) Injection and amolimogene (HPV E6 E7 plasmid), and the addition of early-stage research capabilities.

    The Company reported GAAP net income of $1.7 million, or $0.02 per diluted share, in the third quarter of 2006 compared to net income of $12.9 million, or $0.17 per diluted share, in the third quarter of 2005. In accordance with GAAP, this net income includes $1.0 million of amortization of product acquisition intangible assets, $0.5 million of Aggrastat(R) injection (tirofiban hydrochloride) transaction-related expense, and $1.5 million of stock option expense related to implementation of FASB 123R. As described below under "Reconciliation of GAAP to Pro Forma Income (Loss)," pro forma net income for the third quarter of 2006 was $4.8 million, or $0.06 per diluted share, compared to pro forma net income of $13.4 million, or $0.18 per diluted share, in the third quarter of 2005. At September 30, 2006, MGI PHARMA's cash and marketable debt investments totaled $127 million.

    Reconciliation of GAAP to Pro Forma Net Income (Loss): GAAP refers to generally accepted accounting principles in the U.S. MGI PHARMA's pro forma net income (loss) and earnings (loss) per diluted share exclude amortization of product acquisition intangible assets, license payments, Aggrastat transaction-related expense and stock option expense related to implementation of FASB 123R. We are reporting pro forma results in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The Company provides these pro forma numbers to facilitate a comparison of our business from period to period and to allow investors to analyze our business results using the same measures our management uses to evaluate our operating performance. We encourage investors to carefully consider our results under GAAP, as well as our pro forma disclosures and the reconciliation between these presentations to more fully understand our business. Reconciliations between GAAP results and pro forma results are presented at the end of this news release.

    2006 Pro Forma Financial Outlook

    For fiscal 2006, MGI PHARMA continues to expect:

    -- Total revenue to be approximately $330 to $350 million, including:

        --  Aloxi sales of $250 to $270 million;

        --  Gliadel sales of approximately $35 million; and

        --  Dacogen sales of more than $30 million;

    -- Cost of sales to be in the range of $125 to $130 million, excluding $10 million of amortization of product acquisition intangible assets;

    --  SG&A expenses of $140 million;

    -- Net R&D expenses of approximately $95 million, excluding product candidate development milestone payments of approximately $2 million and expenses incurred for Symphony Neuro Development Company, a non-majority owned consolidated entity through June 30, 2006, which are reversed as minority interest prior to computing pre-tax loss; and

    -- Pro forma operating loss to be in the range of $15 to $30 million.

    This guidance excludes the impact of FASB 123R, which is expected to be in the range of $6 to $8 million for the full year 2006.

    Recent Highlights

    Aquavan

    -- A pivotal phase 3 trial of Aquavan in patients undergoing colonoscopy successfully met its primary endpoint of sedation success with a predictable safety profile. A second phase 3 study in patients undergoing bronchoscopy and an open label study in a variety of minor surgeries are expected to complete enrollment around year end. These three studies together will form the foundation of the Aquavan New Drug Application (NDA), which is on track for submission to the FDA in the first half of 2007.

    Dacogen

    -- The results of a single center clinical study that evaluated three alternative dosing regimens for Dacogen were pre-published in the August 2006 online edition of the journal Blood.

    -- The European Medicines Agency (EMEA) and the U.S. FDA granted Dacogen orphan designation for the indication of acute myeloid leukemia (AML).

    -- A license agreement was signed with Cilag GmbH, a Johnson & Johnson company, which granted the Janssen-Cilag companies exclusive development and commercialization rights for Dacogen in all territories outside North America.

    Saforis

    -- The U.S. Food and Drug Administration (FDA) issued an approvable letter for Saforis(TM) (glutamine) Powder in UpTec(TM) for Oral Suspension in which it requested an additional phase 3 trial to evaluate the efficacy of Saforis in the proposed indication. The company is currently evaluating its options to maximize the value of Saforis.

    Other Business Items

    -- MGI PHARMA has successfully closed on a 3-year, $75 million revolving line of credit with an option to increase the facility to $100 million. This agreement provides the Company with additional financial flexibility to support its growing operations.

    -- The Company announced the executive appointments of Mary Lynne Hedley, Ph.D., Eric P. Loukas, Esq., and William F. Spengler to Executive Vice President and the appointment of Mr. Loukas as Chief Operating Officer.

    --  MGI PHARMA appointed James O. Armitage, M.D., F.A.C.P.,
        F.R.C.P., to its Board of Directors.

    Conference Call & Webcast Information

    MGI PHARMA will broadcast its quarterly investor conference call live over the Internet today, Wednesday, October 18, 2006 at 5:00 p.m. Eastern Time. The Company's executive management team will review 2006 third quarter financial results, discuss operations and provide guidance on MGI PHARMA's business outlook. All interested parties are welcome to access the webcast via the Company's Web site at www.mgipharma.com. The audio webcast will be archived on the Company's Web site through Wednesday, October 25, 2006.

    About MGI PHARMA

    MGI PHARMA, INC. is a biopharmaceutical Company focused in oncology and acute care that acquires, researches, develops and commercializes proprietary products that address the unmet needs of patients. MGI PHARMA markets Aloxi(R) (palonosetron hydrochloride) Injection, Dacogen(TM) (decitabine) for Injection, and Gliadel(R) Wafer (polifeprosan 20 with carmustine implant) in the United States. The Company directly markets its products in the U.S. and collaborates with partners to reach international markets. For more information about MGI PHARMA, please visit www.mgipharma.com.

    This news release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as "believes," "expects," "anticipates," "intends," "will," "may," "should," or similar expressions. These forward-looking statements are not guarantees of MGI PHARMA's future performance and involve a number of risks and uncertainties that may cause actual results to differ materially from the results discussed in these statements. Factors that might cause MGI PHARMA's results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the ability of MGI PHARMA to continue to increase sales of its marketed products, the ability to successfully commercialize Saforis(TM) / the ability for MGI PHARMA to respond to the FDA's approvable letter, the successful completion of clinical trials for the Company's other product candidates, and other risks and uncertainties detailed from time to time in MGI PHARMA's filings with the Securities and Exchange Commission including its most recently filed Form 10-K and Form 10-Q. MGI PHARMA undertakes no duty to update any of these forward-looking statements.



                  MGI PHARMA, INC. AND SUBSIDIARIES

     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED
                (In thousands, except per share data)


                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

Revenues:
  Sales                      $95,540    $66,448   $259,256   $194,152
  Licensing and other          1,459      1,410      3,100      4,103
                           ---------- ---------- ---------- ----------
                              96,999     67,858    262,356    198,255
                           ---------- ---------- ---------- ----------

Costs and Expenses:
  Cost of sales               34,882     23,432     97,037     68,268
  Selling, general and
   administrative             38,390     16,725    105,375     52,316
  Research and development    21,173     14,755     72,331     39,457
                           ---------- ---------- ---------- ----------
                              94,445     54,912    274,743    160,041
                           ---------- ---------- ---------- ----------

Operating income (loss)        2,554     12,946    (12,387)    38,214

Interest income                1,364      1,963      3,881      5,067
Interest expense              (1,891)    (1,754)    (5,813)    (5,263)
Impairment of investment           -          -     (9,880)         -
Other income                     202          -        257          -
                           ---------- ---------- ---------- ----------

Income (loss) before
 minority interest and
 income tax                    2,229     13,155    (23,942)    38,018

Minority interest                  -          -      3,881          -
                           ---------- ---------- ---------- ----------

Income (loss) before
 income tax                    2,229     13,155    (20,061)    38,018

Provision for income tax         505        297        458        852
                           ---------- ---------- ---------- ----------

Net income (loss)             $1,724    $12,858   $(20,519)   $37,166
                           ========== ========== ========== ==========

Net income (loss) per
 common share
    Basic                      $0.02      $0.18     $(0.26)     $0.52
    Diluted                    $0.02      $0.17     $(0.26)     $0.49

Weighted average number of
 common shares outstanding
    Basic                     78,583     72,007     78,196     71,709
    Diluted                   80,689     76,030     78,196     75,818

--------------------------


                           Consolidated Balance
                                 Sheet Data
                                (unaudited)
                              (In thousands)

                             As of      As of
                            September  December
                               30,        31,
                           ---------- ----------
                              2006       2005
                           ---------- ----------

Cash and marketable debt
 securities, unrestricted   $127,001   $104,203
Total assets                $476,731   $471,585
Total stockholders' equity  $117,726   $109,025



                  MGI PHARMA, INC. AND SUBSIDIARIES

             RECONCILIATION OF GAAP NET INCOME (LOSS) TO
               PRO FORMA NET INCOME (LOSS) - UNAUDITED
                (In thousands, except per share data)

                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

GAAP net income (loss)        $1,724    $12,858   $(20,519)   $37,166

Amortization of
 intangibles                   1,047        541      5,437      1,623

Stock option expense (A)       1,530          -      3,185          -

License payment (B)                0         50         50         50

Transaction Costs (C)            546          -        546          -

Impairment of investment
 (D)                               -          -      9,880          -
                           ---------- ---------- ---------- ----------

Pro forma net income
 (loss) before income tax      4,847     13,449     (1,421)    38,839

Provision (benefit) for
 income taxes (E)                  -          -          -          -
                           ---------- ---------- ---------- ----------

Pro forma net income
 (loss)                       $4,847    $13,449    $(1,421)   $38,839
                           ========== ========== ========== ==========

(A) Stock option expense
 related to adoption of
 FAS123R:
                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------
      Selling, general and
       administrative         $1,153         $-     $2,483         $-
      Research and
       development               377          -        702          -
                           ---------- ---------- ---------- ----------
                              $1,530         $-     $3,185         $-
                           ========== ========== ========== ==========


(B) Reflects license initiation and product development candidate milestones.

(C) Transaction cost related to sale of Aggrastat.

(D) Impairment of the equity investment in SuperGen, Inc.

(E) No adjustment from GAAP for income tax provision or benefit.



                  MGI PHARMA, INC. AND SUBSIDIARIES

 RECONCILIATION OF GAAP NET INCOME (LOSS) PER DILUTED COMMON SHARE TO
   PRO FORMA NET INCOME (LOSS) PER DILUTED COMMON SHARE - UNAUDITED
                (In thousands, except per share data)

                            Three Months Ended    Nine Months Ended
                               September 30,         September 30,
                           --------------------- ---------------------
                              2006       2005       2006       2005
                           ---------- ---------- ---------- ----------

GAAP Income (loss) per
 share (diluted)               $0.02      $0.17     $(0.26)     $0.49

Amortization of
 intangibles                    0.01       0.01       0.07       0.02

Stock option expense (A)        0.02          -       0.04          -

License payment (B)                -          -          -          -

Transaction Costs (C)           0.01          -       0.01          -

Impairment of investment
 (D)                               -          -       0.12          -
                           ---------- ---------- ---------- ----------


Pro forma net income (loss)
 per common share, diluted
 before income taxes            0.06       0.18      (0.02)      0.51

Provision (benefit) for
 income taxes (E)                  -          -          -          -
                           ---------- ---------- ---------- ----------

Pro Forma Income (loss)
 per share (diluted)           $0.06      $0.18     $(0.02)     $0.51
                           ========== ========== ========== ==========


Weighted average number of
 common shares outstanding
    Basic                     78,583     72,007     78,196     71,709
    Diluted                   80,689     76,030     78,196     75,818


(A) Stock option expense related to adoption of FAS123R.

(B) Reflects license initiation and product development candidate milestones.

(C) Transaction costs related to sale of Aggrastat.

(D) Impairment of the equity investment in SuperGen, Inc.

(E) No adjustment from GAAP for income tax provision or benefit.



    CONTACT: MGI PHARMA, INC.
             Jennifer Davis, 212-332-4381
             IR@mgipharma.com